Exhibit 4.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of January 31, 2007, as amended as of May 18, 2007 (the “Rights Agreement”), by and between Benihana Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as successor to the interest of First Union National Bank of North Carolina (the “Rights Agent”), is made and entered into as of January 24, 2011 the (“Effective Date”) between the Company and the Rights Agent.

WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement;

WHEREAS, the Board of Directors of the Company has determined in good faith that the amendments to the Rights Agreement set forth herein are in the best interests of the Company and its stockholders and, pursuant to Section 27 of the Rights Agreement, has duly authorized such amendments to the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the Company and the Rights Agent hereby agree as follows:

1.           DEFINITIONS.  Except as otherwise set forth in this Amendment, each capitalized term used in this Amendment shall have the meaning for such term set forth in the Rights Agreement.

2.           AMENDMENT OF FINAL EXPIRATION DATE. Section 7(a) of the Rights Agreement is hereby amended by replacing the date “February 2, 2011” with the date “February 2, 2015” (and Exhibit B to the Rights Agreement shall be deemed amended accordingly).

3.           AMENDMENT OF PURCHASE PRICE.  Notwithstanding anything in the Rights Agreement to the contrary, from and after the Effective Date, the Purchase Price for each one one-hundredth of a Preferred Share exercisable pursuant to the exercise of a Right shall be $40.00 (subject to adjustment from time to time thereafter as provided in Sections 11 and 13 of the Rights Agreement).

4.           AMENDMENT OF EXCHANGE PROVISION.  Section 24 of the Rights Agreement is hereby amended by adding the following new paragraph (f) at the end thereof:

“(f)           Without limiting the foregoing, prior to effecting an exchange pursuant Section 24(a), the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the "Trust Agreement").  If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Shares issuable pursuant to such exchange (or any portion thereof that have not theretofore been issued in connection with such exchange).  From and after the time at which such Common Shares are issued to the Trust, all holders of Rights then entitled to receive any Common Shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.  Any Common Shares issued at the direction of the Board of Directors in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or Class A Stock (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.  In the event that any Preferred Shares or common stock equivalents are issued in such exchange in substitution for Common Shares pursuant to Section 24(c), the foregoing terms of this Section 24(f) shall likewise apply on the same basis to such other securities.”

5.           PREFERRED SHARES.

(a)           Exhibit A-1 to the Rights Agreement (Certificate of Designations of Series A-1 Junior Participating Preferred Stock) is hereby amended as set forth in the Certificate of Amendment of Certificate of Designations attached hereto as Exhibit A-1 and made a part hereof.

(b)           Exhibit A-2 to the Rights Agreement (Certificate of Designations of Series A-2 Junior Participating Preferred Stock) is hereby amended as set forth in the Certificate of Amendment of Certificate of Designations attached hereto as Exhibit A-2 and made a part hereof.

6.           CERTAIN ADJUSTMENTS.  Notwithstanding anything in the Rights Agreement to the contrary, no adjustment in the number of one one-hundredths of a Preferred Share purchasable upon proper exercise of a Right, the Redemption Price or the Exchange Ratio shall be deemed to have been made pursuant to Section 11(n), 23(a) or 24(a) of the Rights Agreement, respectively, with respect to any event occurring prior to the Effective Date.

7.           MISCELLANEOUS.  The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.  Except as expressly set forth in this Amendment, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.  This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument, it being understood that counterparts may be delivered by facsimile or by email.  Headings of the several Sections of the Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BENIHANA INC.
By: /s/ Richard C. Stockinger Name: Richard C. Stockinger Title: President and Chief Executive Officer
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as successor to the interest of First Union National Bank of North Carolina in the Rights Agreement
By: /s/ Karishma Kadian Name: Karishma Kadian Title: Counsel

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EXHIBIT A-1

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATIONS OF

SERIES A-1 JUNIOR PARTICIPATING PREFERRED STOCK OF

BENIHANA INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

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Benihana Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

1.           That by resolution of the Board of Directors of the Corporation, and by a Certificate of Designations filed in the office of the Secretary of the State of Delaware on March 4, 1997 (the “Certificate of Designations”), the Corporation authorized a series of 40,000 shares of Series A-1 Junior Participating Preferred Stock, par value $1.00 per share, of the Corporation (the “Series A-1 Preferred Stock”) and established the powers, designations, preferences and relative, participating, optional and other rights of the Series A-1 Preferred Stock and the qualifications, limitations and restrictions thereof.

2.           That by resolution of the Board of Directors of the Corporation, and by a Certificate of Amendment of Certificate of Designations filed in the office of the Secretary of State of Delaware on January 31, 2007 (the “Certificate of Amendment”), the Certificate of Designations was amended as set forth in the Certificate of Amendment.

3.           As of the date hereof, no shares of Series A-1 Preferred Stock are outstanding and no shares of Series A-1 Preferred Stock have been issued.

4.           That pursuant to the authority conferred on the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on January 24, 2011 adopted the following resolution amending the following Sections of the Certificate of Designations, as amended by the Certificate of Amendment:

RESOLVED:  That Sections 1 and 11 of the Certificate of Designations, as amended, of the Series A-1 Junior Participating Preferred Stock of the Corporation be amended to replace such Sections with new Sections reading in their entirety as follows:

1.           Designation and Amount.  The shares of such series shall be designated as “Series A-1 Junior Participating Preferred Stock” (the “Series A-1 Preferred Stock”) and the number of shares constituting the Series A-1 Preferred Stock shall be 70,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A-1 Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A-1 Preferred Stock.

11.           Adjustments.  Notwithstanding any provision of this Certificate of Designations to the contrary, no adjustment shall be deemed to have been made pursuant to the final sentence of each of Section 2(A), Section 3(A), Section 6 and Section 7 with respect to any event occurring prior to January 24, 2011.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 24th day of January, 2011.

BENIHANA INC.

By: /s/ Richard C. Stockinger Name: Richard C.Stockinger Office: President and Chief Executive Officer

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EXHIBIT A-2

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATIONS OF

SERIES A-2 JUNIOR PARTICIPATING PREFERRED STOCK OF

BENIHANA INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

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Benihana Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

1.           That by resolution of the Board of Directors of the Corporation, and by a Certificate of Designations filed in the office of the Secretary of the State of Delaware on March 4, 1997 (the “Certificate of Designations”), the Corporation authorized a series of 30,000 shares of Series A-2 Junior Participating Preferred Stock, par value $1.00 per share, of the Corporation (the “Series A-2 Preferred Stock”) and established the powers, designations, preferences and relative, participating, optional and other rights of the Series A-2 Preferred Stock and the qualifications, limitations and restrictions thereof.

2.           That by resolution of the Board of Directors of the Corporation, and by a Certificate of Amendment of Certificate of Designations filed in the office of the Secretary of State of Delaware on January 31, 2007 (the “Certificate of Amendment”), the Certificate of Designations was amended as set forth in the Certificate of Amendment.

3.           As of the date hereof, no shares of Series A-2 Preferred Stock are outstanding and no shares of Series A-2 Preferred Stock have been issued.

4.           That pursuant to the authority conferred on the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on January 24, 2011 adopted the following resolution amending the following Sections of the Certificate of Designations:

RESOLVED:  That Sections 1 and 11 of the Certificate of Designations, as amended, of the Series A-2 Junior Participating Preferred Stock of the Corporation be amended to replace such Sections with new Sections reading in their entirety as follows:

1.           Designation and Amount.  The shares of such series shall be designated as “Series A-2 Junior Participating Preferred Stock” (the “Series A-2 Preferred Stock”) and the number of shares constituting the Series A-2 Preferred Stock shall be 120,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A-2 Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A-2 Preferred Stock.

11.           Adjustments.  Notwithstanding any provision of this Certificate of Designations to the contrary, no adjustment shall be deemed to have been made pursuant to the final sentence of each of Section 2(A), Section 3(A), Section 6 and Section 7 with respect to any event occurring prior to January 24, 2011.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 24th day of January, 2011.

BENIHANA INC.

By: /s/ Richard C. Stockinger Name: Richard C.Stockinger Office: President and Chief Executive Officer

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